Exhibit 10.31

xG TECHNOLOGY, INC.

2016 EMPLOYEE STOCK PURCHASE PLAN

Section 1. Purpose.

The purpose of the xG TECHNOLOGY, INC. 2016 EMPLOYEE STOCK PURCHASE PLAN (the “Plan”) is to promote the interest of xG Technology, Inc., a Delaware corporation (“xG Tech”) and its stockholders by providing employees of xG Tech and its Designated Subsidiaries with an opportunity to purchase Common Stock of xG Tech through accumulated payroll deductions. By encouraging stock ownership, xG Tech seeks to attract, retain and motivate employees and to encourage them to devote their best efforts to the business and financial success of xG Tech. It is the intention of xG Tech to have the Plan qualify as an “Employee Stock Purchase Plan” under Section 423 of the Code. The provisions of the Plan, accordingly, shall be construed in a manner consistent with the requirements of that section of the Code.

Section 2. Definitions.

For purposes of the Plan, the following capitalized terms shall have the following meanings:

2.1 “Board of Directors” or “Board” means the Board of Directors of xG Tech.

2.2 “Code” means the Internal Revenue Code of 1986, as amended.

2.3 “Committee” means the compensation committee of the Board, and shall consist solely of three or more Board members who are not employees of xG Tech or any Subsidiary unless otherwise determined by the Board. If no compensation committee exists, or for any other reason as may be determined by the Board it decides to serve as the Committee, the Board shall be considered the Committee and may take any action under the Plan that would otherwise be the responsibility of the Committee.

2.4 “Common Stock” means the common stock, $0.00001 par value, of xG Tech.

2.5 “Compensation” means all base straight time gross earnings and commissions, but exclusive of payments for overtime, shift premium, incentive compensation, incentive payments, bonuses and other compensation.

2.6 “Designated Subsidiary” means any Subsidiary that has been designated by the Committee from time to time in its sole discretion as eligible to participate in the Plan.

2.7 “Employee” means any individual who is an employee of xG Tech or a Designated Subsidiary as the term is used in Treasury Regulation Section 1.423-2(e) and described in Treasury Regulation Section 1.421-1(h); PROVIDED, HOWEVER, EMPLOYEES WHO HAVE BEEN EMPLOYED LESS THAN THIRTY (30) DAYS PRIOR TO THE APPLICABLE OFFERING PERIOD, EMPLOYEES WHOSE CUSTOMARY EMPLOYMENT WITH xG TECH IS TWENTY (20) HOURS OR LESS PER WEEK, EMPLOYEES WHOSE CUSTOMARY EMPLOYMENT WITH xG TECH IS FOR NOT MORE THAN FIVE (5) MONTHS IN ANY CALENDAR YEAR, AND EMPLOYEES WHO ARE RESIDENTS OF OR EMPLOYED IN ANY JURISDICTION IN WHICH SUCH A PLAN IS PROHIBITED UNDER APPLICABLE LAW SHALL NOT BE DEEMED EMPLOYEES FOR THE PURPOSES OF THIS PLAN. For purposes of the Plan, the employment relationship shall be treated as continuing intact while the individual is on sick leave or other leave of absence approved by xG Tech. Where the period of leave exceeds 90 days and the individual’s right to reemployment is not guaranteed either by statute or by contract, the employment relationship shall be deemed to have terminated on the 91st day of such leave.

2.8 “Enrollment Date” means the first Trading Day of each Offering Period.

2.9 “Exercise Date” means the last Trading Day of each Offering Period.

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2.10 “Fair Market Value” means, as of any date, the value of Common Stock determined as follows:

2.10.1 If there should be a public market for the Common Stock on such date, the closing price of the Common Stock as reported on such date on the composite tape of the principal national securities exchange on which the Common Stock is listed or admitted to trading, or, if no composite tape exists for such national securities exchange on such date, then the closing price on the principal national securities exchange on which the Common Stock is listed or admitted to trading.

2.10.2 If the Common Stock is not listed or admitted on a national securities exchange, the arithmetic mean of the closing bid price and closing asked price for the Common Stock on such date as quoted on the National Association of Securities Dealers Automated Quotation System (or such market in which such prices are regularly quoted).

2.10.3 If the day is not a Trading Day, and as a result, paragraphs 2.10.1 and 2.10.2 above are inapplicable, the “Fair Market Value” of the Stock shall be determined as of the next earlier Trading Day. If paragraphs 2.10.1 and 2.10.2 above are otherwise inapplicable, then the “Fair Market Value” of the Common Stock shall be as determined in good faith by the Committee.

2.11 “Highly Compensated Employee” has the same meaning as the term is used in Section 414(q) of the Code.

2.12 “Offering Periods” means the period of approximately six (6) months during which an option shall be granted and may be exercised pursuant to the Plan, commencing on the first Trading Day on or after July 1st and January 1st of each year following the approval of the Plan by xG Tech’s stockholders and the Board of Directors, and terminating on the last Trading Day in the periods ending six (6) months later from each beginning date. Notwithstanding the foregoing, the first Offering Period shall commence on July 1, 2016 and shall terminate on the last trading day on or before [June 30, 2025]. The duration and timing of Offering Periods may be changed pursuant to Section 4 of this Plan.

2.13 “Plan” means this xG Technology, Inc. 2016 Employee Stock Purchase Plan.

2.14 “Purchase Price” means the lesser of 85% of the Fair Market Value of a share of Common Stock on the Exercise Date of the current Offering Period or 85% of the Fair Market Value of a share of Common Stock on the Grant Date of the current Offering Period; provided however, that the Purchase Price may be adjusted by the Board or the Committee pursuant to Section 20.

2.15 “Reserves” means the number of shares of Common Stock covered by each option under the Plan that have not yet been exercised and the number of shares of Common Stock that have been authorized for issuance under the Plan but not yet placed under option.

2.16 “Subsidiary” has the meaning set forth for “subsidiary corporation” in Section 424(f) of the Code, whereby a Subsidiary means any corporation (other than the employer corporation) in an unbroken chain of corporations beginning with the employer corporation if, at the time of the granting of the option, each of the corporations other than the last corporation in the unbroken chain owns stock possessing 50 percent or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

2.17 “xG Tech” means xG Technology, Inc., a Delaware corporation.

2.18 “Trading Day” means a day on which the Nasdaq Stock Market (“NASDAQ”) quotation medium is open for trading; provided, however, if xG Tech is no longer traded on the NASDAQ then Trading Day shall mean a day on which the quotation medium, market, or exchange on which xG Tech is then-traded is open for trading.

Section 3. Eligibility.

3.1 Any individual who is an Employee of xG Tech or a Designated Subsidiary on a given Enrollment Date shall be eligible to participate in the Plan.

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3.2 Notwithstanding any provision of the Plan to the contrary, no Employee shall be granted an option under the Plan: (i) to the extent that, immediately after the grant, such Employee (or any other person whose stock would be attributed to such Employee pursuant to section 424(d) of the Code) would own stock of xG Tech and/or hold outstanding options to purchase such stock possessing five percent (5%) or more of the total combined voting power or value of all classes of the stock of xG Tech or of any Subsidiary thereof; or (ii) to the extent that his or her rights to purchase stock under all employee stock purchase plans of xG Tech and its Subsidiaries would accrue at a rate which exceeds Two Hundred, Fifty Thousand Dollars ($250,000) of fair market value of such stock (determined at the time such option is granted) for each calendar year in which such option is outstanding at any time.

Section 4. Offering Periods.

The Plan shall be implemented by consecutive Offering Periods with a new Offering Period commencing and ending as set forth in Section 2.12, or on such other date as the Committee shall determine, and continuing thereafter until terminated in accordance with Section 20 hereof; provided, however, that the first Offering Period under the Plan shall commence pursuant to Section 2.12. Subject to compliance with the requirements of Section 423 of the Code (or any successor rule or provision or any other applicable law, regulation or stock exchange rule), the Committee shall have the power to change the duration of Offering Periods (including the commencement dates thereof) with respect to future offerings without shareholder approval if such change is announced at least five (5) days prior to the scheduled beginning of the first Offering Period to be affected thereafter.

Section 5. Participation.

5.1 An eligible Employee may become a participant in the Plan by completing a Subscription Agreement authorizing payroll deductions in the form of Exhibit A to this Plan and filing it with xG Tech’s payroll office prior to the applicable Enrollment Date.

5.2 Payroll deductions for a participant shall commence on the first payroll following the Enrollment Date after xG Tech receives the participant’s Subscription Agreement and shall end on the last payroll in the Offering Period to which such Subscription Agreement is applicable, unless sooner terminated by the participant as provided in Section 10 hereof.

Section 6. Payroll Deductions.

6.1 At the time a participant files his or her Subscription Agreement, he or she shall elect to have payroll deductions made on each payday during the Offering Period in an amount not exceeding fifty percent (50%) of the Compensation that he or she receives on each payday during the Offering Period.

6.2 All payroll deductions made for a participant shall be credited to his or her account under the Plan and shall be withheld in whole percentages only. A participant may not make any additional payments into such account.

6.3 A participant may discontinue his or her participation in the Plan as provided in Section 10 hereof, or may increase or decrease the rate of his or her payroll deductions during the Offering Period by completing or filing with xG Tech a new Subscription Agreement authorizing a change in payroll deduction rate. The Committee may, in its discretion, limit the number of participation rate changes during any Offering Period. The change in rate shall be effective with the first full payroll period following five (5) business days after xG Tech’s receipt of the new Subscription Agreement unless xG Tech elects to process a given change in participation more quickly. A participant’s Subscription Agreement shall remain in effect for successive Offering Periods unless terminated as provided in Section 10 hereof.

6.4 Notwithstanding the foregoing, to the extent necessary to comply with Section 423(b)(8) of the Code and Section 3.2 hereof, a participant’s payroll deductions may be decreased to zero percent (0%) at any time during an Offering Period. Payroll deductions shall recommence at the rate provided in such participant’s Subscription Agreement at the beginning of the first Offering Period which is scheduled to end in the following calendar year, unless terminated by the participant as provided in Section 10 hereof.

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6.5 At the time the option is exercised, in whole or in part, or at the time some or all of xG Tech’s Common Stock issued under the Plan is disposed of, the participant must make adequate provision for xG Tech’s federal, state, or other tax withholding obligations, if any, which arise upon the exercise of the option or the disposition of the Common Stock. At any time, xG Tech may, but shall not be obligated to, withhold from the participant’s Compensation the amount necessary for xG Tech to meet applicable withholding obligations, including any withholding of any tax or benefits that may be attributable to the sale or early disposition of Common Stock by the Employee.

Section 7. Grant of Option.

On the Enrollment Date of each Offering Period, each eligible Employee participating in such Offering Period shall be granted an option to purchase on the Exercise Date during such Offering Period (at the applicable Purchase Price) up to a number of shares of xG Tech’s Common Stock determined by dividing such Employee’s payroll deductions accumulated prior to such Exercise Date and retained in the participant’s account as of the Exercise Date by the applicable Purchase Price; provided, however, in no event will an eligible Employee be permitted to purchase more than a number of shares equal to the result of $250,000 divided by the Fair Market Value of xG Tech’s Common Stock on the first Trading Day during such Offering Period (subject to adjustment upon changes in capitalization of xG Tech as provided in Section 19 hereof ); and provided further that such purchase shall be subject to the limitations set forth in Sections 3.2 and 13 hereof. Exercise of the option shall occur as provided in Section 8 hereof, unless the participant has withdrawn pursuant to Section 10 hereof. The option shall expire on the last day of the Offering Period.

Section 8. Exercise of Option.

8.1 Unless a participant withdraws from the Plan as provided in Section 10 hereof, his or her option for the purchase of shares shall be exercised automatically on the Exercise Date, and the maximum number of full shares subject to option shall be purchased for such participant at the applicable Purchase Price with the accumulated payroll deductions in his or her account. No fractional shares shall be purchased; any payroll deductions accumulated in a participant’s account which are not sufficient to purchase a full share shall be retained in the participant’s account for the subsequent Offering Period, subject to earlier withdrawal by the participant as provided in Section 10 hereof. Any other monies left over in a participant’s account after the Exercise Date shall be returned to the participant or, at the election of the participant, maintained in the Plan for use in subsequent Offering Periods. During a participant’s lifetime, a participant’s option to purchase shares hereunder is exercisable only by him or her.

8.2 If the Committee determines that, on a given Exercise Date, the number of shares with respect to which options are to be exercised may exceed: (i) the number of shares of Common Stock that were available for sale under the Plan on the Enrollment Date of the applicable Offering Period; or (ii) the number of shares available for sale under the Plan on such Exercise Date, the Committee may in its sole discretion: (x) provide that xG Tech shall make a pro rata allocation of the shares of Common Stock available for purchase on such Enrollment Date or Exercise Date, as applicable, in as uniform a manner as shall be practicable and as it shall determine in its sole discretion to be equitable among all participants exercising options to purchase Common Stock on such Exercise Date, and continue all Offering Periods then in effect; or (y) provide that xG Tech shall make a pro rata allocation of the shares available for purchase on such Enrollment Date or Exercise Date, as applicable, in as uniform a manner as shall be practicable and as it shall determine in its sole discretion to be equitable among all participants exercising options to purchase Common Stock on such Exercise Date, and terminate any or all other Offering Periods then in effect pursuant to Section 20 hereof. xG Tech may make pro rata allocation of the shares available on the Enrollment Date of any applicable Offering Period pursuant to the preceding sentence, notwithstanding any authorization of additional shares for issuance under the Plan by xG Tech’s shareholders subsequent to such Enrollment Date.

Section 9. Delivery.

Certificates evidencing the shares purchased upon exercise of a participant’s option will be issued by xG Tech’s transfer agent as promptly as practicable after each Exercise Date on which a purchase of shares occurs. Notwithstanding the foregoing, shares purchased upon exercise of a participant’s option may be held electronically by an uncertificated book-entry by xG Tech’s transfer agent or by the Plan administrator.

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Section 10. Withdrawal.

10.1 A participant may withdraw all but not less than all the payroll deductions credited to his or her account and not yet used to exercise his or her option under the Plan at any time by giving written notice to xG Tech in the form of Exhibit B to this Plan. All of the participant’s payroll deductions credited to his or her account shall be paid to such participant promptly after receipt of notice of withdrawal and such participant’s option for the Offering Period shall be automatically terminated, and no further payroll deductions for the purchase of shares shall be made for such Offering Period. If a participant withdraws from an Offering Period, payroll deductions shall not resume at the beginning of the succeeding Offering Period unless the participant delivers to xG Tech a new Subscription Agreement.

10.2 A participant’s withdrawal from an Offering Period shall not have any effect upon his or her eligibility to participate in any similar plan which may hereafter be adopted by xG Tech or in succeeding Offering Periods which commence after the termination of the Offering Period from which the participant withdraws.

Section 11. Termination of Employment.

Upon a participant’s ceasing to be an Employee, for any reason, he or she shall be deemed to have elected to withdraw from the Plan and the payroll deductions credited to such participant’s account during the Offering Period but not yet used to exercise the option shall be returned to such participant or, in the case of his or her death, to the person or persons entitled thereto under Section 15 hereof, and such participant’s option shall be automatically terminated. The preceding sentence notwithstanding, a participant who receives payment in lieu of notice of termination of employment shall be treated as continuing to be an Employee for the participant’s customary number of hours per week of employment during the period in which the participant is subject to such payment in lieu of notice.

Section 12. Interest.

No interest shall accrue on the payroll deductions of a participant in the Plan.

Section 13. Stock

13.1 Subject to adjustment upon changes in capitalization of xG Tech as provided in Section 19 hereof, the maximum number of shares of xG Tech’s Common Stock which shall be made available for sale under the Plan shall be $3,500,000 value of Shares (including Shares underlying Options); provided, however, that the maximum number of Shares of Common Stock (including Shares underlying Options) with respect to which Awards may be granted to any participant in any year is $250,000 worth of Shares. The Shares to be delivered under the Plan may consist of either Shares authorized and reserved for the Plan or Shares subsequently acquired by the Company as treasury Shares, including Shares purchased in the open market or in private transactions.

13.2 The participant shall have no interest or voting right in shares covered by his or her option until such option has been exercised.

13.3 Shares to be delivered to a participant under the Plan shall be registered in the name of the participant or in the name of the participant and his or her spouse jointly with the right or survivorship.

Section 14. Administration.

The Board or the Committee, as determined in the sole discretion of the Board, shall administer the Plan. The Board or the Committee shall have full and exclusive discretionary authority to construe, interpret and apply the terms of the Plan, to determine eligibility and to adjudicate all disputed claims filed under the Plan. Every finding, decision and determination made by the Board or the Committee shall, to the full extent permitted by law, be final and binding upon all parties.

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Section 15. Designation of Beneficiary.

15.1 A participant, in its Subscription Agreement, may designate a beneficiary who is to receive any shares and cash, if any, from the participant’s account under the Plan in the event of such participant’s death subsequent to an Exercise Date on which the option is exercised but prior to delivery to such participant of such shares and cash. In addition, a participant may file a written designation of a beneficiary who is to receive any cash from the participant’s account under the Plan in the event of such participant’s death prior to exercise of the option. If a participant is married and the designated beneficiary is not the spouse, spousal consent shall be required for such designation to be effective.

15.2 Such designation of beneficiary may be changed by the participant at any time by written notice. In the event of the death of a participant and in the absence of a beneficiary validly designated under the Plan who is living at the time of such participant’s death, xG Tech shall deliver such shares and/or cash to the executor or administrator of the estate of the participant, or if no such executor or administrator has been appointed (to the knowledge of xG Tech), xG Tech, in its discretion, may deliver such shares and/or cash to the spouse or to any one or more dependents or relatives of the participant, or if no spouse, dependent or relative is known to xG Tech, then to such other person as xG Tech may designate.

Section 16. Transferability.

Neither payroll deductions credited to a participant’s account nor any rights with regard to the exercise of an option or to receive shares under the Plan may be assigned, transferred, pledged or otherwise disposed of in any way (other than by will, the laws of descent and distribution or as provided in Section 15 hereof) by the participant. Any such attempt at assignment, transfer, pledge or other disposition shall be without effect, except that xG Tech may treat such act as an election to withdraw funds from an Offering Period in accordance with Section 10 hereof.

Section 17. Use of Funds.

All payroll deductions received or held by xG Tech under the Plan may be used by xG Tech for any corporate purpose, and xG Tech shall not be obligated to segregate such payroll deductions.

Section 18. Reports.

Individual accounts shall be maintained for each participant in the Plan. Statements of account shall be given to participating Employees at least annually, which statements shall set forth the amounts of payroll deductions, the Purchase Price, the number of shares purchased and the remaining cash balance, if any.

Section 19. Adjustments Upon Changes in Capitalization, Dissolution, Liquidation, Merger or Asset Sale.

19.1 Changes in Capitalization. Subject to any required action by the shareholders of xG Tech, the Reserves, the maximum number of shares each participant may purchase each Purchase Period (pursuant to Section 7), as well as the price per share and the number of shares of Common Stock covered by each option under the Plan which has not yet been exercised shall be proportionately adjusted for any increase or decrease in the number of issued shares of Common Stock resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of the Common Stock, or any other increase or decrease in the number of shares of Common Stock effected without receipt of consideration by xG Tech; provided, however, that conversion of any convertible securities of xG Tech shall not be deemed to have been “effected without receipt of consideration”. Such adjustment shall be made by the Committee, whose determination in that respect shall be final, binding and conclusive. Except as expressly provided herein, no issuance by xG Tech of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of Common Stock subject to an option.

19.2 Dissolution or Liquidation. In the event of the proposed dissolution or liquidation of xG Tech, the Offering Period then in progress shall be shortened by setting a new Exercise Date (the “New Exercise Date”), and shall terminate immediately prior to the consummation of such proposed dissolution or liquidation, unless provided otherwise by the Committee. The New Exercise Date shall be before the date of xG Tech’s proposed dissolution or liquidation. The Committee shall notify each participant in writing, at least ten (10) business days prior to the New Exercise Date, that the Exercise Date for the participant’s option has been changed to the New Exercise Date and that the participant’s option shall be exercised automatically on the New Exercise Date, unless prior to such date the participant has withdrawn from the Offering Period as provided in Section 10 hereof.

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19.3 Merger or Asset Sale. In the event of a proposed sale of all or substantially all of the assets of xG Tech, or the merger of xG Tech with or into another corporation, each outstanding option shall be assumed or an equivalent option substituted by the successor corporation or a Parent or Subsidiary of the successor corporation, unless the successor corporation refuses to do so. In the event that the successor corporation refuses to assume or substitute for the option, any Offering Periods then in progress shall be shortened by setting a new Exercise Date (the “New Exercise Date”) upon which the Offering Period then in progress shall end. The New Exercise Date shall be before the date of xG Tech’s proposed sale or merger. The Committee shall notify each participant in writing, at least ten (10) business days prior to the New Exercise Date, that the Exercise Date for the participant’s option has been changed to the New Exercise Date and that the participant’s option shall be exercised automatically on the New Exercise Date, unless prior to such date the participant has withdrawn from the Offering Period as provided in Section 10 hereof.

Section 20. Amendment or Termination.

20.1 The Board of Directors or the Committee may at any time and for any reason terminate or amend the Plan. Except as provided in Section 19 hereof, no such termination can affect options previously granted, provided that an Offering Period may be terminated by the Board of Directors or the Committee on any Exercise Date if the Board or the Committee determines that the termination of the Offering Period or the Plan is in the best interests of xG Tech and its shareholders. Except as provided in Section 19 and this Section 20 hereof, no amendment may make any change in any option theretofore granted which adversely affects the rights of any participant. To the extent necessary to comply with Section 423 of the Code (or any successor rule or provision or any other applicable law, regulation or stock exchange rule), xG Tech shall obtain shareholder approval of any amendments to the Plan in such a manner and to such a degree as required.

20.2 Subject to compliance with the requirements of Section 423 of the Code (or any successor rule or provision or any other applicable law, regulation or stock exchange rule), but without shareholder consent and without regard to whether any participant rights may be considered to have been “adversely affected,” the Board or the Committee shall be entitled to change the Offering Periods, limit the frequency and/or number of changes in the amount withheld during an Offering Period, establish the exchange ratio applicable to amounts withheld in a currency other than U.S. dollars, permit payroll withholding in excess of the amount designated by a participant in order to adjust for delays or mistakes in xG Tech’s processing of properly completed withholding elections, establish reasonable waiting and adjustment periods and/or accounting and crediting procedures to ensure that amounts applied toward the purchase of Common Stock for each participant properly correspond with amounts withheld from the participant’s Compensation, and establish such other limitations or procedures as the Board or the Committee determines in its sole discretion advisable which are consistent with the Plan.

20.3 Subject to compliance with the requirements of Section 423 of the Code (or any successor rule or provision or any other applicable law, regulation or stock exchange rule), in the event the Board or the Committee determines that the ongoing operation of the Plan may result in unfavorable financial accounting consequences, the Board or the Committee may, in its discretion and, to the extent necessary or desirable, modify or amend the Plan to reduce or eliminate such accounting consequence including, but not limited to:

20.3.1 altering the Purchase Price for any Offering Period including an Offering Period underway at the time of the change in Purchase Price;

20.3.2 shortening any Offering Period so that Offering Period ends on a new Exercise Date, including an Offering Period underway at the time of the Board action; and

20.3.3 allocating shares.

Such modifications or amendments shall not require stockholder approval or the consent of any Plan participants.

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Section 21. Conditions Upon Issuance of Shares.

Shares shall not be issued with respect to an option unless the exercise of such option and the issuance and delivery of such shares pursuant thereto shall comply with all applicable provisions of law, domestic or foreign, including, without limitation, the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, as amended, the rules and regulations promulgated thereunder, and the requirements of any stock exchange upon which the shares may then be listed, and shall be further subject to the approval of counsel for xG Tech with respect to such compliance.

As a condition to the exercise of an option, xG Tech may require the person exercising such option to represent and warrant at the time of any such exercise that the shares are being purchased only for investment and without any present intention to sell or distribute such shares if, in the opinion of counsel for xG Tech, such a representation is required by any of the aforementioned applicable provisions of law.

Section 22. Term of Plan.

The Plan shall become effective upon the earlier to occur of its adoption by the Board of Directors or its approval by the shareholders of xG Tech. It shall continue in effect for a term of ten (10) years unless sooner terminated under Section 20 hereof.

Section 23. Notices.

All notices or other communications by a participant to xG Tech under or in connection with the Plan shall be deemed to have been duly given when received in the form specified by xG Tech at the location, or by the person, designated by xG Tech for the receipt thereof.

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